P97000059142

Florida Department of State
Division of Corporations
Public Access System
Sandra B. Mortham, Secretary of State

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H98000015408 1)))

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

```
To:
     Division of Corporations
     Fax Number       : (850)922-4000

From:
     Account Name     : VENTURE LAW FIRM
     Account Number : I19980000008
     Phone            : (604)659-9188
     Fax Number       : (604)659-9178
```

FILED
98 AUG 19 PM 4:25
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

BASIC AMENDMENT

ALL PRODUCT DISTRIBUTION CORP.

Certificate of Status	1
Certified Copy	1
Page Count	01
Estimated Charge	$96.25

Electronic Filing Menu Corporate Filing Public Access Help

Name Change
08-20-98
DC

Florida Department of State

Division of Corporations
Public Access System
Sandra B. Mortham, Secretary of State

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H98000015408 1)))

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

To:
Division of Corporations
Fax Number : (850)922-4000

From:
Account Name : VENTURE LAW FIRM
Account Number : I19980000008
Phone : (604)659-9188
Fax Number : (604)659-9178

RECEIVED
98 AUG 19 AM 7:47
DIVISION OF CORPORATIONS

BASIC AMENDMENT

ALL PRODUCT DISTRIBUTION CORP.

Certificate of Status	1
Certified Copy	1
Page Count	01
Estimated Charge	$96.25

Electronic Filing Menu Corporate Filing Public Access Help

FAX COVER SHEET

TO:	Florida Dept. of State	FAX NO.:	(850)922-4000
ATTN:	Darlene Connell	LOCATION:	Tallahassee
FROM:	Thomas Braun	DATE:	Aug. 19, 1998

NUMBER OF PAGES (INCLUDING COVER PAGE): 4

IF YOU DO NOT RECEIVE A CLEAR COPY OR THE CORRECT NUMBER OF PAGES PLEASE CALL (604) 659-9188.

☐ Originals will not be sent ☐ Originals will be sent under separate cover

MESSAGE:

VENTURE LAW CORPORATION
Suite 618 - 688 West Hastings Street
Vancouver, British Columbia, V6B 1P1
Telephone: (604) 659-9188
Facsimile: (604) 659-9178

FLORIDA DEPARTMENT OF STATE
Sandra B. Mortham
Secretary of State

August 19, 1998

ALL PRODUCT DISTRIBUTION CORP.
1428 BRICKELL AVENUE
8TH FLOOR
MIAMI, FL 33131

SUBJECT: ALL PRODUCT DISTRIBUTION CORP.
REF: P97000059142

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

Section 15.16(3), Florida Statutes, requires each document to contain in the lower left-hand corner of the first page the name, address, and telephone number of the preparer of the original and, if prepared by an attorney licensed in this state, the preparer's Florida Bar membership number.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 487-6906.

Darlene Connell
Corporate Specialist

FAX Aud. #: H98000015408
Letter Number: 098A00043040

(((H98000015408 1)))

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF

ALL PRODUCT DISTRIBUTION CORP.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

The name of this corporation is **Phage Therapeutics International Inc.**

SECOND: There is no change to the capital of the corporation.

THIRD: This amendment was adopted on July 29, 1998.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 29th day of July, 1998.

Ricardo Requena, President

FILED
98 AUG 19 PM 4:25
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

(((H98000015408 1)))

Prepared By:
Thomas A. Braun
Venture Law Corporation
#618 - 688 West Hastings St.
Vancouver, BC V6B 1P1
Tel: (604) 659-9188
Fax: (604) 659-9178